Exhibit 3.5

Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

XG SCIENCES, INC.

ID NUMBER: 23029E

received by facsimile transmission on July 9, 2013 is hereby endorsed

Filed on July 10, 2013 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10TH day of July, 2013.
/s/ Alan J. Schefke
Director
Sent by Facsimile Transmission 13191	Bureau of Commercial Services

BCS/CD-515 (Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Matt G. Hrebec, Esq.; Foster, Swift, Collins & Smith, P.C.
Address
313 S. Washington Square
City	State	ZIP Code
Lansing	MI	48933	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

XG Sciences, Inc.

2.	The identification number assigned by the Bureau is:	23029E

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE III

The total authorized shares:

	1.	Common shares: 25,000,000
Preferred shares: 8,000,000

	2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

A. Provisions Applicable to Common Shares: None

B. Provisions Applicable to Preferred Shares: The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, powers, preferences, and relative participating, optional, or other rights, and such qualifications, limitations, or restrictions, as may be stated in a resolution or resolutions providing for the Issue of such series adopted by the Board of Directors.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of __________________, _________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________________ , ___________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of incorporation proposed by the board was duly adopted on the 26th day of June, 2013, by the: (check one of the following)

	☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

	☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

	☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 8 day of July, 2013

		By	/s/ Michael R. Knox
(Signature of an authorized officer or agent)

Michael R. Knox, CEO
(Type or Print Name)